Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE
CONTACT:    Joe Dorame, Joe Diaz & Robert Blum
            Lytham Partners, LLC
        602-889-9700

InfuSystem Appoints Ronald Hundzinski to the Board of Directors

Rochester Hills, Michigan, November 18, 2024 - InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, announced today the appointment of Ronald Hundzinski, as an independent director to InfuSystem’s Board of Directors, effective November 12, 2024. Mr. Hundzinski will serve as a director until he stands for election at InfuSystem’s next Annual Shareholders meeting in May 2025.

Scott Shuda, Chairman of InfuSystem’s Board of Directors, said, “We are pleased to welcome Ron to InfuSystem’s Board. He adds both accounting and finance depth to our oversight and committee work and brings significant operating experience and acumen that will be valuable as the Company increasingly diversifies its business. Ron’s credentials include serving for the past four years as Chairman of the Board of Directors of Gentherm, Inc., a more than billion-dollar market capitalization public company. Ron’s experience qualifies him as an “audit committee financial expert” and he previously chaired Gentherm’s audit committee.”

“I am excited by the opportunity to serve as a director of InfuSystem,” said Ron Hundzinski. “The Company is emerging as an important health care services company, offering a range of safe, smart and trusted device solutions that improve outcomes for patients and their health care providers while also lowering costs for health care payors and InfuSystem’s business partners. I look forward to being part of the team and contributing to the ongoing success of the Company.”

Mr. Hundzinski, 65, retired in 2023 after a distinguished career serving as CFO and other key leadership roles with several public companies. He has been a director at Gentherm, Inc., a thermal management and pneumatic comfort technologies company for the automotive and medical industries, since 2016 and is currently Chairman of the Board at Gentherm. Mr. Hundzinski served as the Chief Financial Officer and an Executive Director of TI Fluid Systems

from January 2020 until his retirement in April 2023. Previously, he served as the Executive Vice President of Finance for Tenneco Inc. from January 2018 to December 2019. From 2012 to 2018, Mr. Hundzinski served as the Executive Vice President and Chief Financial Officer of BorgWarner, Inc. During his career with BorgWarner, he held a range of finance leadership positions including Treasurer, Principal Accounting Officer, and Vice President of Finance for the BorgWarner Turbo Systems business. Mr. Hundzinski holds a Bachelor of Business Administration in Finance from Western Michigan University and a Master of Business Administration from the University of Colorado.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The first platform is Patient Services, providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The Patient Services segment is comprised of Oncology, Pain Management and Wound Therapy businesses. The second platform, Device Solutions, supports the Patient Services platform and leverages strong service orientation to win incremental business from its direct payer clients. The Device Solutions segment is comprised of direct payer rentals, pump and consumable sales, and biomedical services and repair. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts, Texas and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, strategic partnerships, growth initiatives, objectives and prospects, future operating or financial performance, guidance and expected new business relationships and the terms thereof (including estimated potential revenue under new or existing contracts). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “goal,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our ability to successfully execute on our growth initiatives and strategic partnerships, our ability to enter into definitive agreements for new business relationships on expected terms or at all, our ability to generate estimated potential revenue amounts under new or existing contracts, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, global financial conditions and recessionary risks, rising inflation and interest rates, supply chain disruptions, systemic pressures in the banking sector, including disruptions to credit markets, the Company’s ability to remediate its previously disclosed material weakness in internal control over financial reporting, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. Our strategic partnerships are subject to similar factors, risks and uncertainties. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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